UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

January 28, 2005

Date of Report (Date of earliest event reported)

ETS PAYPHONES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50712	58-2131736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1490 Westfork Drive – Suite G • Lithia Springs, GA 30122
(Address of principal executive offices) (Zip Code)

(770) 819-1600
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On January 28, 2005, ETS Payphones, Inc. (the “Company”) entered into an Employment Agreement (the “Fennell Employment Agreement”) with Jeffrey Fennell ( “Mr. Fennell”), to have Mr. Fennell serve as Senior Vice President and Chief Operating Officer of the Company.

The following summary describes certain material provisions of the Fennell Employment Agreement. The Fennell Employment Agreement is initially effective for a period of four years following the commencement date (January 28, 2005). The Fennell Agreement provides Mr. Fennell with a base salary of not less than $134,500 per year and the ability to be eligible for bonuses and to participate in the Company’s employee benefit plans. Mr. Fennell may receive increases in his base salary from time to time from the Company. If Mr. Fennell’s employment is terminated by the Company other than for “cause” (as defined in the Fennell Employment Agreement), or if Mr. Fennell terminates his employment for “good reason” (as defined in the Fennell Employment Agreement), he is entitled to receive a lump sum payment equal to one year’s base salary as then in effect for the year of termination. If the Company terminates Mr. Fennell’s employment for cause, no additional payments are made under the Employment Agreement. The foregoing description is qualified by reference in its entirety to the Fennell Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated in this Item 1.01 by reference.

On January 28, 2005, the Company entered into an amendment (the “Longobardo Amendment”), of the Employment Agreement (the “Longobardo Employment Agreement”) of Guy A. Longobardo (“Mr. Longobardo”), to have Mr. Longobardo continue to serve as President and Chief Executive Officer of the Company, extend the term of the Longobardo Employment Agreement which by its terms would otherwise have expired on December 5, 2004 and to, among other things, revise the definition of a change in control. The revised definition of change in control is set forth in the Longobardo Amendment which is attached hereto as Exhibit 10.2 to this Form 8-K. The Longobardo Amendment also reduces, as requested by Mr. Longobardo, Mr. Longobardo’s base salary to $240,000 (though for the purposes of calculation relating to certain termination events the $360,000 base salary provided in the Longobardo Employment Agreement will be retained).  The foregoing description of the Longobardo Amendment and the Longobardo Employment Agreement is not complete and is qualified in its entirety by reference to the Employment Agreement between Mr. Longobardo and Company dated December 5, 2002 which is Exhibit 10.4 to the Company’s Form 10-SB and is incorporated herein by reference, and by the Longobardo Amendment to the Employment Agreement dated January 28, 2005 which is attached hereto as Exhibit 10.2 to this Form 8-K and incorporated in this Item 1.01 by reference .

On January 28, 2005, the Company entered into an amendment (the “McClellan Amendment”), of the Employment Agreement (the “McClellan Employment Agreement”) of Michael H McClellan, to modify the change in control provision of the McClellan Employment Agreement. The revised definition of change in control is set forth in the McClellan Amendment which is attached hereto as Exhibit 10.3 to this Form 8-K and incorporated in this Item 1.01 by reference. The foregoing description of the McClellan Amendment and the McClellan Employment Agreement is not complete and is qualified in its entirety by reference to the Employment Agreement between Mr. McClellan and Company dated December 5, 2002 which is Exhibit 10.5 to the Company’s Form 10-SB and is incorporated herein by reference, and by the McClellan Amendment to the Employment Agreement dated January 28, 2005 which is attached hereto as Exhibit 10.3 to this Form 8-K and incorporated in this Item 1.01 by reference .

On January 28, 2005, the Company entered into a Change in Control Agreement (the “Agreement”) with the following employees of the Company: James B. Leimbach,  Vice President of Accounting; David C. Jones, Vice President of Human Resources and Secretary; and Randall L. Garrett,  Assistant Vice President of Payphone Sales, Marketing, and Operations (collectively the “Employee(s)”). Pursuant to the Agreement, in the event the Employee terminates his employment within 30 days of a change in control, or if the employment of Employee is terminated other than for cause within 30 days of a change in control or approval by the Board of Directors of a change in control, then the Company shall pay the Employee a lump sum equal to his base salary for six (6) months based on the Employee’s base salary as of the date of termination and shall continue medical insurance for the Employee and his dependents on the same terms as exist on the date of termination for six (6) months following the date of termination and after that six (6) month period Employee shall be entitled to elect eighteen months of continuation coverage under COBRA. The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the Form Change in Control Agreement, which is attached hereto as Exhibit 10.4 to this Form 8-K and incorporated in this Item 1.01 by reference.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

Exhibit 10.1	Employment Agreement between ETS Payphones, Inc. and Jeffrey E. Fennell

Exhibit 10.2	Amendment to Employment Agreement between ETS Payphones, Inc. and Guy A. Longobardo

Exhibit 10.3	Amendment to Employment Agreement between ETS Payphones, Inc. and Michael H. McClellan

Exhibit 10.4	Form Change in Control Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETS PAYPHONES, INC.

Date:	February 2, 2005	By:	/s/ David C. Jones
David C. Jones
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Employment Agreement between ETS Payphones, Inc. and Jeffrey E. Fennell

Exhibit 10.2	Amendment to Employment Agreement between ETS Payphones, Inc. and Guy A. Longobardo

Exhibit 10.3	Amendment to Employment Agreement between ETS Payphones, Inc. and Michael H. McClellan

Exhibit 10.4	Form Change in Control Agreement